SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2009
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

References in this Report to “we,” “us,” “our” or the “company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its direct and indirect subsidiaries, including GFN North America Corp., a Delaware corporation, and its subsidiary Pac-Van, Inc., an Indiana corporation, GFN Mobile Storage Inc., a Delaware corporation, and GFN U.S. Australasia Holdings, Inc., a Delaware corporation, its subsidiary GFN Australasia Holdings Pty Limited, an Australian corporation, its subsidiary GFN Australasia Finance Pty Limited, an Australian corporation, and its subsidiary RWA Holdings Pty Limited, an Australian corporation (“RWA”). RWA and its subsidiaries are collectively referred to in this Report as “Royal Wolf.”

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Item 8.01	Other Events	1

Item 9.01	Financial Statements and Exhibits	1

EXHIBIT 99.1

 i

Item 8.01 Other Events

On September 18, 2009 GFN issued a press release that it intends to release on September 23, 2009 its financial results for the quarter and fiscal year ended June 30, 2009.  The press release also announced that a conference call is scheduled for Thursday, September 24, 2009 at 11:30 a.m. (EDT) to discuss these results. The conference call number is (866) 901-5096 and the conference ID number is 30956377.  A replay of the conference call may be accessed through October 9, 2009 by calling (800) 642-1687 or (706) 645-9291 and utilizing conference ID number 30956377.

A copy of the press release of GFN dated September 18, 2009 is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

Exhibit:

99.1           Press Release of GFN dated September 18, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: September 18, 2009	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release of GFN dated September 18, 2009